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                                                                    EXHIBIT 23.2

                       CONSENT OF ROSEN CONSULTING GROUP


     We hereby consent to the use of our name and the references to the 'Rosen Report' wherever appearing in this Amendment No. 1 to the Registration Statement filed by Philips International Realty Corp. on Form S-11 and the related Prospectus and any amendments thereto, including but not limited to the references to our company under the headings 'Overview of the Company's Primary Markets' and 'Experts' in the Prospectus.



Dated: April 17, 1998


                                          ROSEN CONSULTING GROUP
                                          By/s/ KENNETH T. ROSEN________________
                                            Kenneth T. Rosen
                                            President